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Oculus Announces Closing of Private Placement

Vancouver, British Columbia, October 15, 2015: Oculus VisionTech Inc. (the “Company” or “Oculus”) (TSX.V: OVT; OTCQB: OVTZ) is pleased to announce the closing of its previously announced non-brokered private placement (the “Offering”) of 32,000,000 common shares at a price of $0.07 per share (see news release of October 2, 2015), for gross proceeds of $2.24 million. A finder’s fee consisting of a cash payment equal to 8% of the gross proceeds and share purchase warrants equal to 8% of the common shares issued in respect of certain subscribers, is being paid to a finder in accordance with TSX Venture Exchange (“TSX-V”) policies. The proceeds of the Offering are expected to be used by the Company for working capital, Alpha and Beta testing of watermarking technology and the repayment of current liabilities.

Certain directors and senior officers of the Company (collectively, the “Related Parties”) participated in the Offering, purchasing in aggregate 13.8 million common shares. The effect of these purchases was the voting interest (direct or indirect) of the Related Parties increased as follows: Anton Drescher 14.8% to 19.1%, Rowland Perkins nil to 12.29%, Ronald Wages nil to 0.44% and Tom Perovic less than 1% to 3.05% . These constitute related party transactions pursuant to TSX-V Policy 5.9 and Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company relied on Section 5.5(b) of MI 61-101 for an exemption from the formal valuation requirement of MI 61-101, as the Company does not have securities listed on “specified markets” (within the meaning of MI 61-101). Furthermore, the Company relied on Section 5.7(1)(b) of MI 61-101 for an exemption from the minority shareholder approval requirement of MI 61-101, as (i) the fair market value of the common shares issued in connection with the Offering, in so far as it involves the issuance of common shares to Related Parties, was done for cash consideration; (ii) the Company does not have securities listed on specified markets; (iii) neither the fair market value of the common shares issued in connection with the Offering (the “Offered Securities”) nor the consideration received by the Company for same, in so far as the Offering involves interested parties, exceeds $2,500,000; and (iv) the Offering was approved by an independent director of the Company. Neither the Company nor, to the knowledge of the Company after reasonable inquiry, any of the Related Parties, has knowledge of any material information concerning the Company or its securities that has not been generally disclosed.

The Offered Securities will be subject to a hold period expiring four months and one day after the closing of the Offering under applicable Canadian securities laws. Furthermore, the Offered Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the United States Securities Act of 1933, as amended (the “1933 Act”) and will remain “restricted securities” notwithstanding any resale within or outside the United States unless the sale is completed pursuant to an effective registration statement under the 1933 Act or in accordance with Rule 144 under the 1933 Act (“Rule 144”). Under Rule 144, the Offered Securities will be subject to a minimum hold period of six months after the closing of the Offering.

The Offered Securities will not be registered under the 1933 Act, or any applicable state securities laws, and may not be offered or sold to, or for the account or benefit of, persons in the United States or “U.S. persons”, as such term is defined in Regulation S promulgated under the 1933 Act, absent registration or an applicable exemption from such registration requirements. This news release will not constitute an offer to sell or an offer to buy the Offered Securities to, or for the account or benefit of, persons in the United States or U.S. persons.

About Oculus

Oculus designs and markets technology for delivery of digital media. Oculus developed its MediaEscort, MediaSentinel and SmartMark digital watermarking products and technologies to provide a robust means for producers and distributors to invisibly protect their content. For more information visit www.oculusvisiontech.com.

ON BEHALF OF THE BOARD OF DIRECTORS

Anton Drescher
Chief Financial Officer and Director

For further information, contact:

Anton Drescher
Telephone: (604) 685-1017
Fax: (604) 685-5777

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements and information within the meaning of applicable securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements as to the intended uses of the proceeds received from the Offering. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the change of business focus of the management of Oculus and the inability of Oculus to pursue its current business objectives. These forward-looking statements are made as of the date of this news release and Oculus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in these forward-looking statements. Although Oculus believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.

Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Oculus’ periodic reports filed from time-to-time with the United States Securities Exchange Commission and Canadian securities regulators. These reports and Oculus’ public filings are available at www.sec.gov in the United States and www.sedar.com in Canada.